News Release

Media Contact: Catherine Butler
24-Hour: 800.559.3853

Analyst Contact: Bryan Buckler
Office: 704.382.2640

Feb. 13, 2020

Duke Energy reports fourth quarter and full-year 2019 financial results

▪	Delivered full-year 2019 GAAP and adjusted EPS of $5.06, representing adjusted EPS growth of 7%

▪	Achieved strong results above the midpoint of original and revised 2019 guidance range

▪	Established 2020 adjusted EPS target of $5.25 and guidance range of $5.05 to $5.45

▪	Extending long-term earnings growth expectation of 4% to 6% through 2024
CHARLOTTE, N.C. – Duke Energy (NYSE: DUK) today announced 2019 full-year reported earnings per share (EPS), prepared in accordance with Generally Accepted Accounting Principles (GAAP), and adjusted EPS of $5.06. This is compared to reported and adjusted EPS of $3.76 and $4.72, respectively, for the full-year 2018.
Adjusted EPS excludes the impact of certain items that are included in reported EPS. The impacts of items excluded from adjusted EPS were offsetting and results in no difference between 2019 GAAP reported EPS and adjusted EPS.
Higher full-year 2019 adjusted results were primarily driven by growth from investments in all operating segments resulting in favorable pricing and riders and rate case impacts. These items were partially offset by higher depreciation and amortization and financing costs as Duke Energy's investment base grows.

“2019 was an outstanding year for Duke Energy, as we delivered on our commitments, advanced our long-term strategy and exceeded growth expectations,” said Lynn Good, Duke Energy chairman, president and CEO. “Our electric, gas and commercial renewables businesses are positioned to generate more value for customers and shareholders as we invest in low-risk opportunities across our thriving service areas.

Results like these give us confidence in our new 2020 adjusted EPS target of $5.25 and guidance range of $5.05 to $5.45. We also extended our 4% to 6% growth rate through 2024 and are expanding our five-year capital plan by $6 billion to meet the increasing energy needs in our jurisdictions. This plan builds upon the momentum we’ve generated and enables us to continue delivering long-term growth.”

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Quarterly results
Duke Energy's fourth quarter 2019 GAAP reported EPS was $0.88, compared to $0.65 for fourth quarter 2018. Duke Energy's fourth quarter 2019 adjusted EPS was $0.91, compared to $0.84 for the fourth quarter of 2018. Higher adjusted results for the quarter compared to last year were driven by growth from investments at electric and gas utilities and new renewable projects placed in service. These items were partially offset by higher planned O&M expenses, depreciation and amortization and financing costs.
In addition to the following summary of fourth quarter 2019 business segment performance, comprehensive tables with detailed EPS drivers for the fourth quarter and full-year 2019 compared to prior year are provided at the end of this news release.
The discussion below of fourth quarter results includes both GAAP segment income and adjusted segment income, which is a non-GAAP financial measure. The tables at the end of this news release present a full reconciliation of GAAP reported results to adjusted results.
Electric Utilities and Infrastructure
On a reported basis, Electric Utilities and Infrastructure recognized fourth quarter 2019 segment income of $592 million, compared to $566 million in the fourth quarter of 2018. Fourth quarter 2019 reported results included the reduction of an impairment charge originally recorded in 2018. This amount was treated as a special item and excluded from adjusted earnings.
On an adjusted basis, Electric Utilities and Infrastructure recognized fourth quarter 2019 adjusted segment income of $584 million, compared to $628 million in the fourth quarter of 2018, a decrease of $0.06 per share, excluding share dilution of $0.01. Lower quarterly results were primarily due to higher planned O&M expenses (-$0.11 per share) and higher depreciation and amortization on a growing asset base (-$0.05 per share). These results were partially offset by contributions from base rate changes and higher rider revenues (+$0.13 per share).
Gas Utilities and Infrastructure
On a reported basis, Gas Utilities and Infrastructure recognized fourth quarter 2019 segment income of $140 million, compared to $113 million in the fourth quarter of 2018. In addition to the drivers outlined below, fourth quarter 2019 results were impacted by a $19 million after-tax impairment charge for Constitution, which was treated as a special item and excluded from adjusted earnings.
On an adjusted basis, Gas Utilities and Infrastructure recognized fourth quarter 2019 segment income of $159 million, compared to $113 million in the fourth quarter of 2018. This represents an increase of $0.06 per share. Higher quarterly results were driven primarily by contributions in the gas distribution business from base rate changes and higher pricing and riders.
Commercial Renewables
On a reported and adjusted basis, Commercial Renewables recognized fourth quarter 2019 segment income of $59 million, compared to a reported and adjusted segment income of $13

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million in the fourth quarter of 2018. This represents an increase of $0.06 per share. Higher quarterly results were primarily impacted by growth from new projects placed in service.
Other
Other primarily includes interest expense on holding company debt, other unallocated corporate costs and results from Duke Energy’s captive insurance company.
On a reported and adjusted basis, Other recognized a fourth quarter 2019 net loss of $124 million. This is compared to a reported and adjusted net loss of $248 million and $149 million, respectively, in the fourth quarter of 2018. Fourth quarter 2018 results were impacted by severance charges and the reversal of a valuation allowance related to the Tax Act. These amounts were treated as special items and excluded from adjusted earnings.
Improved quarterly results at Other were primarily due to higher returns on investments, lower claims at the captive insurer, partially offset by higher contributions to the Duke Energy Foundation and financing costs.
Effective tax rate
Duke Energy's consolidated reported effective tax rate for the fourth quarter of 2019 was 13.4% compared to (0.2)% in the fourth quarter of 2018. The increase in the effective tax rate was primarily due to the reversal of a valuation allowance related to the Tax Act recorded in the fourth quarter 2018, which was treated as a special item and excluded from adjusted results.
The effective tax rate including impacts of noncontrolling interests and preferred dividends and excluding special items for the fourth quarter of 2019 was 12.6% compared to 16.1% in the fourth quarter of 2018. The decrease was primarily due to the amortization of excess deferred taxes.
The tables at the end of this news release present a reconciliation of the reported effective tax rate to the effective tax rate including noncontrolling interests and preferred dividends and excluding special items.
Earnings conference call for analysts
An earnings conference call for analysts is scheduled from 10 to 11 a.m. ET today to discuss fourth quarter and year-end 2019 financial results. In addition, the company will discuss its 2020 adjusted diluted EPS guidance range and other business and financial updates. The conference call will be hosted by Lynn Good, chairman, president and chief executive officer, and Steve Young, executive vice president and chief financial officer.
The call can be accessed via the investors section (duke-energy.com/investors) of Duke Energy’s website or by dialing 888.204.4368 in the United States or 323.994.2093 outside the United States. The confirmation code is 9324332. Please call in 10 to 15 minutes prior to the scheduled start time.

A replay of the conference call will be available until 1 p.m. ET, February 23, 2020, by calling 888.203.1112 in the United States or 719.457.0820 outside the United States and using the

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code 9324332. An audio replay and transcript will also be available by accessing the investors section of the company’s website.
Special Items and Non-GAAP Reconciliation
The following table presents a reconciliation of GAAP reported to adjusted diluted EPS for fourth quarter and full-year 2019 and 2018 financial results:

(In millions, except per-share amounts)	After-Tax Amount	4Q 2019 EPS	4Q 2018 EPS
Diluted EPS, as reported		$0.88	$0.65
Adjustments to reported diluted EPS:
Fourth Quarter 2019
Impairment charges, net(a)	$11	0.02
Discontinued operations	7	0.01
Fourth Quarter 2018
Severance	$144		0.20
Impairment charge	46		0.06
Costs to achieve Piedmont merger	24		0.03
Impacts of the Tax Act	(53)		(0.07)
Discontinued Operations	(20)		(0.03)
Total adjustments		$0.03	$0.19
Diluted EPS, adjusted		$0.91	$0.84

(In millions, except per-share amounts)	After-Tax Amount	Full-Year 2019 EPS	Full-Year 2018 EPS
Diluted EPS, as reported		$5.06	$3.76
Adjustments to reported diluted EPS:
Full-Year 2019
Impairment charges, net(a)	$(8)	(0.01)
Discontinued operations	7	0.01
Full-Year 2018
Regulatory and legislative impacts	$202		0.29
Impairment charges	179		0.25
Severance	144		0.21
Sale of retired plant	82		0.12
Costs to achieve Piedmont merger	65		0.09
Impacts of the Tax Act	20		0.03
Discontinued operations	(19)		(0.03)
Total adjustments		$—	$0.96
Diluted EPS, adjusted		$5.06	$4.72

(a)	Refer to the Non-GAAP financial measures section for a description of Impairment charges, net excluded from 2019 adjusted diluted EPS.

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Non-GAAP financial measures
Management evaluates financial performance in part based on non-GAAP financial measures, including adjusted earnings, adjusted EPS and effective tax rate including impacts of noncontrolling interests and preferred dividends and excluding special items. Adjusted earnings and adjusted EPS represent income from continuing operations available to Duke Energy common stockholders in dollar and per share amounts, adjusted for the dollar and per-share impact of special items. The effective tax rate including impacts of noncontrolling interests and preferred dividends and excluding special items is calculated using pretax earnings and income tax expense, both as adjusted for the impact of noncontrolling interests, preferred dividends and special items. As discussed below, special items include certain charges and credits, which management believes are not indicative of Duke Energy's ongoing performance.
Management uses these non-GAAP financial measures for planning and forecasting, and for reporting financial results to the Board of Directors, employees, stockholders, analysts and investors. The most directly comparable GAAP measures for adjusted earnings, adjusted EPS and effective tax rate including impacts of noncontrolling interests and preferred dividends and excluding special items are Net Income Available to Duke Energy common stockholders (GAAP reported earnings), Diluted EPS Available to Duke Energy Corporation common stockholders (GAAP reported EPS), and the reported effective tax rate, respectively.
Special items included in the periods presented include the following items, which management believes do not reflect ongoing benefits or costs:

•
Impairment Charges in 2019 represents a reduction of a prior year impairment at Citrus County CC and an other-than-temporary impairment of the remaining investment in Constitution Pipeline Company, LLC. For 2018, it represents an impairment at Citrus County CC, a goodwill impairment at Commercial Renewables and an other-than-temporary impairment of the investment in Constitution Pipeline Company, LLC.

•	Costs to Achieve Mergers represents charges that result from strategic acquisitions.

•
Regulatory and Legislative Impacts in 2018 represents charges related to the Duke Energy Progress and Duke Energy Carolinas North Carolina rate case orders and the repeal of the South Carolina Base Load Review Act.

•	Sale of Retired Plant represents the loss associated with selling Beckjord, a nonregulated generating facility in Ohio.

•	Impacts of the Tax Act represents amounts recognized related to the Tax Act.

•	Severance Charges relate to companywide initiatives, excluding merger integration, to standardize processes and systems, leverage technology and workforce optimization.
For the years ended December 31, 2019, and 2018, Basic EPS Available to Duke Energy Corporation common stockholders and Diluted EPS Available to Duke Energy Corporation common stockholders were equal. Beginning in 2020, Duke Energy will use adjusted basic EPS as the financial measure to evaluate management performance. Adjusted basic EPS will represent Basic EPS Available to Duke Energy Corporation common stockholders (GAAP

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reported Basic EPS), adjusted for the per share impact of special items. Due to the forward-looking nature of any forecasted adjusted earnings guidance, information to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure is not available at this time, as management is unable to project all special items for future periods (such as legal settlements, the impact of regulatory orders or asset impairments).
Management evaluates segment performance based on segment income and other net loss. Segment income is defined as income from continuing operations net of income attributable to noncontrolling interests and preferred stock dividends. Segment income includes intercompany revenues and expenses that are eliminated in the Condensed Consolidated Financial Statements. Management also uses adjusted segment income as a measure of historical and anticipated future segment performance. Adjusted segment income is a non-GAAP financial measure, as it is based upon segment income adjusted for special items, which are discussed above. Management believes the presentation of adjusted segment income provides useful information to investors, as it provides them with an additional relevant comparison of a segment’s performance across periods. The most directly comparable GAAP measure for adjusted segment income or adjusted other net loss is segment income and other net loss.
Due to the forward-looking nature of any forecasted adjusted segment income or adjusted other net loss and any related growth rates for future periods, information to reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measures is not available at this time, as the company is unable to forecast all special items, as discussed above.
Duke Energy’s adjusted earnings, adjusted EPS and adjusted segment income may not be comparable to similarly titled measures of another company because other companies may not calculate the measures in the same manner.
Duke Energy
Duke Energy (NYSE: DUK), a Fortune 150 company headquartered in Charlotte, N.C., is one of the largest energy holding companies in the U.S. It employs 30,000 people and has an electric generating capacity of 51,000 megawatts through its regulated utilities, and 3,000 megawatts through its nonregulated Duke Energy Renewables unit.
Duke Energy is transforming its customers’ experience, modernizing the energy grid, generating cleaner energy and expanding natural gas infrastructure to create a smarter energy future for the people and communities it serves. The Electric Utilities and Infrastructure unit’s regulated utilities serve approximately 7.7 million retail electric customers in six states - North Carolina, South Carolina, Florida, Indiana, Ohio and Kentucky. The Gas Utilities and Infrastructure unit distributes natural gas to more than 1.6 million customers in five states - North Carolina, South Carolina, Tennessee, Ohio and Kentucky. The Duke Energy Renewables unit operates wind and solar generation facilities across the U.S., as well as energy storage and microgrid projects.
Duke Energy was named to Fortune’s 2020 “World’s Most Admired Companies” list, and Forbes’ 2019 “America’s Best Employers” list. More information about the company is available

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at duke-energy.com. The Duke Energy News Center contains news releases, fact sheets, photos, videos and other materials. Duke Energy’s illumination features stories about people, innovations, community topics and environmental issues. Follow Duke Energy on Twitter, LinkedIn, Instagram and Facebook.

Forward-Looking Information
This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on management’s beliefs and assumptions and can often be identified by terms and phrases that include “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” “potential,” “forecast,” “target,” “guidance,” “outlook” or other similar terminology. Various factors may cause actual results to be materially different than the suggested outcomes within forward-looking statements; accordingly, there is no assurance that such results will be realized. These factors include, but are not limited to:

◦
State, federal and foreign legislative and regulatory initiatives, including costs of compliance with existing and future environmental requirements, including those related to climate change, as well as rulings that affect cost and investment recovery or have an impact on rate structures or market prices;

◦
The extent and timing of costs and liabilities to comply with federal and state laws, regulations and legal requirements related to coal ash remediation, including amounts for required closure of certain ash impoundments, are uncertain and difficult to estimate;

◦
The ability to recover eligible costs, including amounts associated with coal ash impoundment retirement obligations and costs related to significant weather events, and to earn an adequate return on investment through rate case proceedings and the regulatory process;

◦	The costs of decommissioning nuclear facilities could prove to be more extensive than amounts estimated and all costs may not be fully recoverable through the regulatory process;

◦	Costs and effects of legal and administrative proceedings, settlements, investigations and claims;

◦
Industrial, commercial and residential growth or decline in service territories or customer bases resulting from sustained downturns of the economy and the economic health of our service territories or variations in customer usage patterns, including energy efficiency efforts and use of alternative energy sources, such as self-generation and distributed generation technologies;

◦
Federal and state regulations, laws and other efforts designed to promote and expand the use of energy efficiency measures and distributed generation technologies, such as private solar and battery storage, in Duke Energy service territories could result in customers leaving the electric distribution system, excess generation resources as well as stranded costs;

◦	Advancements in technology;

◦	Additional competition in electric and natural gas markets and continued industry consolidation;

◦
The influence of weather and other natural phenomena on operations, including the economic, operational and other effects of severe storms, hurricanes, droughts, earthquakes and tornadoes, including extreme weather associated with climate change;

◦
The ability to successfully operate electric generating facilities and deliver electricity to customers including direct or indirect effects to the company resulting from an incident that affects the U.S. electric grid or generating resources;

◦	The ability to obtain the necessary permits and approvals and to complete necessary or desirable pipeline expansion or infrastructure projects in our natural gas business;

◦	Operational interruptions to our natural gas distribution and transmission activities;

◦	The availability of adequate interstate pipeline transportation capacity and natural gas supply;

◦
The impact on facilities and business from a terrorist attack, cybersecurity threats, data security breaches, operational accidents, information technology failures or other catastrophic events, such as fires, explosions, pandemic health events or other similar occurrences;

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◦
The inherent risks associated with the operation of nuclear facilities, including environmental, health, safety, regulatory and financial risks, including the financial stability of third-party service providers;

◦
The timing and extent of changes in commodity prices and interest rates and the ability to recover such costs through the regulatory process, where appropriate, and their impact on liquidity positions and the value of underlying assets;

◦
The results of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings, interest rate fluctuations, compliance with debt covenants and conditions and general market and economic conditions;

◦	Credit ratings of the Duke Energy Registrants may be different from what is expected;

◦
Declines in the market prices of equity and fixed-income securities and resultant cash funding requirements for defined benefit pension plans, other post-retirement benefit plans and nuclear decommissioning trust funds;

◦
Construction and development risks associated with the completion of the Duke Energy Registrants’ capital investment projects, including risks related to financing, obtaining and complying with terms of permits, meeting construction budgets and schedules and satisfying operating and environmental performance standards, as well as the ability to recover costs from customers in a timely manner, or at all;

◦
Changes in rules for regional transmission organizations, including changes in rate designs and new and evolving capacity markets, and risks related to obligations created by the default of other participants;

◦	The ability to control operation and maintenance costs;

◦	The level of creditworthiness of counterparties to transactions;

◦	The ability to obtain adequate insurance at acceptable costs;

◦	Employee workforce factors, including the potential inability to attract and retain key personnel;

◦	The ability of subsidiaries to pay dividends or distributions to Duke Energy Corporation holding company (the Parent);

◦	The performance of projects undertaken by our nonregulated businesses and the success of efforts to invest in and develop new opportunities;

◦	The effect of accounting pronouncements issued periodically by accounting standard-setting bodies;

◦	The impact of U.S. tax legislation to our financial condition, results of operations or cash flows and our credit ratings;

◦	The impacts from potential impairments of goodwill or equity method investment carrying values; and

◦	The ability to implement our business strategy, including enhancing existing technology systems.
Additional risks and uncertainties are identified and discussed in the Duke Energy Registrants' reports filed with the SEC and available at the SEC's website at sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than described. Forward-looking statements speak only as of the date they are made and the Duke Energy Registrants expressly disclaim an obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Three Months Ended December 31, 2019
(Dollars in millions, except per-share amounts)

		Special Items
	Reported Earnings	Impairment Charges		Discontinued Operations		Total Adjustments	Adjusted Earnings
SEGMENT INCOME
Electric Utilities and Infrastructure	$592	$(8)	A	$—		$(8)	$584
Gas Utilities and Infrastructure	140	19	B	—		19	159
Commercial Renewables	59	—		—		—	59
Total Reportable Segment Income	791	11		—		11	802
Other	(124)	—		—		—	(124)
Discontinued Operations	(7)	—		7	C	7	—
Net Income Available to Duke Energy Corporation Common Stockholders	$660	$11		$7		$18	$678
EPS AVAILABLE TO DUKE ENERGY CORPORATION COMMON STOCKHOLDERS, DILUTED	$0.88	$0.02		$0.01		$0.03	$0.91

Note: Earnings Per Share amounts are adjusted for accumulated but not yet declared dividends for Series B Preferred Stock of $(0.02).
A – Net of $3 million tax expense. $11 million reduction of prior year impairment recorded within Impairment charges for the Citrus County CC project on Duke Energy Florida's Consolidated Statements of Operations.
B – Net of $6 million tax benefit. $25 million included within Other Income and Expenses on the Consolidated Statements of Operations, related to the other-than-temporary-impairment of the remaining investment in Constitution Pipeline Company, LLC.
C – Recorded in (Loss) Income from Discontinued Operations, net of tax on the Consolidated Statements of Operations.
Weighted Average Shares, Diluted (reported and adjusted) – 731 million

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Year Ended December 31, 2019
(Dollars in millions, except per-share amounts)

		Special Items
	Reported Earnings	Impairment Charges		Discontinued Operations		Total Adjustments	Adjusted Earnings
SEGMENT INCOME
Electric Utilities and Infrastructure	$3,536	$(27)	A	$—		$(27)	$3,509
Gas Utilities and Infrastructure	432	19	B	—		19	451
Commercial Renewables	198	—		—		—	198
Total Reportable Segment Income	4,166	(8)		—		(8)	4,158
Other	(452)			—		—	(452)
Discontinued Operations	(7)	—		7	C	7	—
Net Income Available to Duke Energy Corporation Common Stockholders	$3,707	$(8)		$7		$(1)	$3,706
EPS AVAILABLE TO DUKE ENERGY CORPORATION COMMON STOCKHOLDERS, DILUTED	$5.06	$(0.01)		$0.01		$—	$5.06
Note: Earnings Per Share amounts are adjusted for accumulated but not yet declared dividends for Series B Preferred Stock of $(0.02).
A – Net of $9 million tax expense. $36 million reduction of a prior year impairment recorded within Impairment charges for the Citrus County CC project on Duke Energy Florida's Consolidated Statements of Operations.
B – Net of $6 million tax benefit. $25 million included within Other Income and Expenses on the Consolidated Statements of Operations, related to the other-than-temporary-impairment of the remaining investment in Constitution Pipeline Company, LLC.
C – Recorded in (Loss) Income from Discontinued Operations, net of tax on the Consolidated Statements of Operations.
Weighted Average Shares, Diluted (reported and adjusted) – 729 million

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Three Months Ended December 31, 2018
(Dollars in millions, except per-share amounts)

		Special Items
	Reported Earnings	Costs to Achieve Piedmont Merger		Impairment Charge		Impacts of the Tax Act		Severance		Discontinued Operations		Total Adjustments	Adjusted Earnings
SEGMENT INCOME
Electric Utilities and Infrastructure	$566	$—		$46	B	$16		$—		$—		$62	$628
Gas Utilities and Infrastructure	113	—		—		—		—		—		—	113
Commercial Renewables	13	—		—		—		—		—		—	13
Total Reportable Segment Income	692	—		46		16		—		—		62	754
Other	(248)	24	A	—		(69)		144	D	—		99	(149)
Discontinued Operations	20	—		—		—		—		(20)	E	(20)	—
Net Income Attributable to Duke Energy Corporation	$464	$24		$46		$(53)	C	$144		$(20)		$141	$605
EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$0.65	$0.03		$0.06		$(0.07)		$0.20		$(0.03)		$0.19	$0.84

A – Net of $7 million tax benefit. $31 million recorded within Operating Expenses on the Consolidated Statements of Operations.
B – Net of $14 million tax benefit. $60 million recorded within Impairment charges for the Citrus County CC project on Duke Energy Florida's Consolidated Statements of Operations.
C – Reversal of $76 million AMT valuation allowance and $23 million true up of prior year Tax Act estimates recorded within Income Tax Expense from Continuing Operations on the Consolidated
Statements of Operations.
D – Net of $43 million tax benefit. $187 million recorded with Operations, maintenance and other on the Consolidated Statements of Operations.
E – Recorded in (Loss) Income from Discontinued Operations, net of tax on the Consolidated Statements of Operations.

Weighted Average Shares, Diluted (reported and adjusted) – 716 million

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Year Ended December 31, 2018
(Dollars in millions, except per-share amounts)

		Special Items
	Reported Earnings	Costs to Achieve Piedmont Merger		Regulatory and Legislative Impacts		Sale of Retired Plant		Impairment Charges		Impacts of the Tax Act		Severance		Discontinued Operations		Total Adjustments	Adjusted Earnings
SEGMENT INCOME
Electric Utilities and Infrastructure	$3,058	$—		$202	B	$—		$46	D	$24		$—		$—		$272	$3,330
Gas Utilities and Infrastructure	274	—		—		—		42	E	1		—		—		43	317
Commercial Renewables	9	—		—		—		91	F	(3)		—		—		88	97
Total Reportable Segment Income	3,341	—		202		—		179		22		—		—		403	3,744
Other	(694)	65	A	—		82	C	—		(2)		144	H	—		289	(405)
Discontinued Operations	19	—		—		—		—		—		—		(19)	I	(19)	—
Net Income Attributable to Duke Energy Corporation	$2,666	$65		$202		$82		$179		$20	G	$144		$(19)		$673	$3,339
EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$3.76	$0.09		$0.29		$0.12		$0.25		$0.03		$0.21		$(0.03)		$0.96	$4.72

A – Net of $19 million tax benefit. $84 million recorded within Operating Expenses on the Consolidated Statements of Operations.
B – Net of $16 million tax benefit at Duke Energy Progress and $47 million tax benefit at Duke Energy Carolinas, related to the North Carolina rate case orders and the repeal of the South Carolina Base Load Review Act.
•On the Duke Energy Progress' Consolidated Statements of Operations, $32 million is recorded within Impairment charges, $31 million within Operations, maintenance and other, $6 million within Interest Expense and $(1) million within Depreciation and amortization.
•On the Duke Energy Carolinas' Consolidated Statements of Operations, $188 million is recorded within Impairment charges, $8 million within Operations, maintenance and other, and $1 million within Depreciation and amortization.
C – Net of $25 million tax benefit. $107 million recorded within Gains (Losses) on Sales of Other Assets and Other, net on the Consolidated Statements of Operations. Sale of retired plant represents the loss associated with selling Beckjord, a nonregulated generating facility in Ohio.
D – Net of $14 million tax benefit. $60 million recorded within Impairment charges for the Citrus County CC project on Duke Energy Florida's Consolidated Statements of Operations.
E – Net of $13 million tax benefit. $55 million recorded within Other Income and Expenses on the Consolidated Statements of Operations, related to the other-than-temporary-impairment of the investment in Constitution Pipeline Company, LLC.
F – Net of $2 million Noncontrolling Interests. $93 million goodwill impairment recorded within Impairment charges on the Consolidated Statement of Operations.
G – $20 million true up of prior year Tax Act estimates within Income Tax Expense from Continuing Operations on the Consolidated Statements of Operations.
H – Net of $43 million tax benefit. $187 million recorded with Operations, maintenance and other on the Consolidated Statements of Operations.
I – Recorded in (Loss) Income from Discontinued Operations, net of tax on the Consolidated Statements of Operations.

Weighted Average Shares, Diluted (reported and adjusted) – 708 million

DUKE ENERGY CORPORATION
EFFECTIVE TAX RECONCILIATION
December 2019
(Dollars in millions)

	Three Months Ended December 31, 2019		Year Ended December 31, 2019
	Balance	Effective Tax Rate	Balance	Effective Tax Rate

Reported Income From Continuing Operations Before Income Taxes	$709		$4,097
Impairment Charges	14		(11)
Noncontrolling Interests	67		177
Preferred Dividends	(14)		(41)
Pretax Income Including Noncontrolling Interests and Preferred Dividends and Excluding Special Items	$776		$4,222

Reported Income Tax Expense From Continuing Operations	$95	13.4%	$519	12.7%
Impairment Charges	3		(3)
Tax Expense Including Noncontrolling Interests and Preferred Dividends and Excluding Special Items	$98	12.6%	$516	12.2%

	Three Months Ended December 31, 2018		Year Ended December 31, 2018
	Balance	Effective Tax Rate	Balance	Effective Tax Rate

Reported Income From Continuing Operations Before Income Taxes	$433		$3,073
Costs to Achieve Piedmont Merger	31		84
Regulatory and Legislative Impacts	—		265
Sale of Retired Plant	—		107
Impairment Charges	60		206
Severance	187		187
Noncontrolling Interests	10		22
Pretax Income Including Noncontrolling Interests and Excluding Special Items	$721		$3,944

Reported Income Tax (Benefit) Expense From Continuing Operations	$(1)	(0.2)%	$448	14.6%
Costs to Achieve Piedmont Merger	7		19
Regulatory and Legislative Impacts	—		63
Sale of Retired Plant	—		25
Impairment Charges	14		27
Severance	43		43
Impacts of the Tax Act	53		(20)
Tax Expense Including Noncontrolling Interests and Excluding Special Items	$116	16.1%	$605	15.3%

DUKE ENERGY CORPORATION
EARNINGS VARIANCES
December 2019 QTD vs. Prior Year

(Dollars per share)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Commercial Renewables	Other	Discontinued Operations	Consolidated
2018 QTD Reported Earnings Per Share, Diluted	$0.79	$0.17	$0.02	$(0.36)	$0.03	$0.65
Costs to Achieve Piedmont Merger	—	—	—	0.03	—	0.03
Impairment Charges	0.06	—	—	—	—	0.06
Severance	—	—	—	0.20	—	0.20
Impacts of the Tax Act	0.02	—	—	(0.09)	—	(0.07)
Discontinued Operations	—	—	—	—	(0.03)	(0.03)
2018 QTD Adjusted Earnings Per Share, Diluted	$0.87	$0.17	$0.02	$(0.22)	$—	$0.84
Weather	(0.03)	—	—		—	(0.03)
Volume	(0.01)	—	—	—	—	(0.01)
Pricing and Riders(a)	0.09	0.02	—	—	—	0.11
Rate case impacts, net(b)	0.04	0.04	—	—	—	0.08
Operations and maintenance, net of recoverables(c)	(0.11)	(0.01)	—	—	—	(0.12)
Midstream Gas Pipelines	—	0.01	—	—	—	0.01
Duke Energy Renewables(d)	—	—	0.06	—	—	0.06
Interest Expense	—	—	—	0.01	—	0.01
Depreciation and amortization(e)	(0.05)	—	—	—	—	(0.05)
Preferred Dividends	—	—	—	(0.04)	—	(0.04)
Other(f)	0.01	—	—	0.05	—	0.06
Total variance before share count	$(0.06)	$0.06	$0.06	$0.02	$—	$0.08
Change in share count	(0.01)	—	—	—	—	(0.01)
2019 QTD Adjusted Earnings Per Share, Diluted	$0.80	$0.23	$0.08	$(0.20)	$—	$0.91
Impairment Charges	0.01	(0.03)	—	—	—	(0.02)
Discontinued Operations	—	—	—	—	(0.01)	(0.01)
2019 QTD Reported Earnings Per Share, Diluted	$0.81	$0.20	$0.08	$(0.20)	$(0.01)	$0.88

Note: Earnings Per Share amounts are calculated using the consolidated statutory income tax rate for all drivers except Commercial Renewables, which uses an effective rate. Weighted average diluted shares outstanding increased from 716 million shares to 731 million.

(a)	Electric Utilities and Infrastructure is primarily driven by favorable energy efficiency orders (+$0.05).

(b)
Electric Utilities and Infrastructure includes the net impact of the DEF GBRA, SBRA and multi-year rate plan (+$0.02) and the Carolinas rate cases (+$0.02), which is primarily comprised of base rate increases partially offset by higher depreciation and amortization expense. Gas Utilities and Infrastructure includes the net impact of the NC Piedmont rate case, effective November 1, 2019.

(c)	Primarily due to higher planned O&M related to employee benefits and customer delivery and operations costs.

(d)	Primarily includes new tax equity projects placed in service (+0.04).

(e)	Excludes rate case impacts.

(f)	Other is primarily due to higher returns on investments and lower claims at the captive insurer, offset by higher contributions to the Duke Energy Foundation.

DUKE ENERGY CORPORATION
EARNINGS VARIANCES
December 2019 YTD vs. Prior Year

(Dollars per share)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Commercial Renewables	Other	Discontinued Operations	Consolidated
2018 YTD Reported Earnings Per Share, Diluted	$4.32	$0.39	$0.01	$(0.99)	$0.03	$3.76
Costs to Achieve Piedmont Merger	—	—	—	0.09	—	0.09
Regulatory and Legislative Impacts	0.29	—	—	—	—	0.29
Sale of Retired Plant	—	—	—	0.12	—	0.12
Impairment Charges	0.06	0.06	0.13	—	—	0.25
Severance	—	—	—	0.21	—	0.21
Impacts of the Tax Act	0.03	—	—	—	—	0.03
Discontinued Operations	—	—	—	—	(0.03)	(0.03)
2018 YTD Adjusted Earnings Per Share, Diluted	$4.70	$0.45	$0.14	$(0.57)	$—	$4.72
Weather	(0.01)	—	—	—	—	(0.01)
Volume	(0.05)	—	—	—	—	(0.05)
Pricing and Riders(a)	0.24	0.04	—	—	—	0.28
Rate case impacts, net(b)	0.21	0.04	—	—	—	0.25
Operations and maintenance, net of recoverables	0.04	(0.03)	—	—	—	0.01
Midstream Gas Pipelines(c)	—	0.13	—	—	—	0.13
Duke Energy Renewables(d)	—	—	0.13	—	—	0.13
Interest Expense	—	—	—	(0.05)	—	(0.05)
AFUDC Equity	(0.05)	—	—	—	—	(0.05)
Depreciation and amortization(e)	(0.17)	—	—	—	—	(0.17)
Preferred Dividends	—	—	—	(0.08)	—	(0.08)
Other(f)	0.04	—	—	0.05	—	0.09
Total variance before share count	$0.25	$0.18	$0.13	$(0.08)	$—	$0.48
Change in share count	(0.14)	—	—	—	—	(0.14)
2019 YTD Adjusted Earnings Per Share, Diluted	$4.81	$0.63	$0.27	$(0.65)	$—	$5.06
Impairment Charges	0.04	(0.03)	—	—	—	0.01
Discontinued Operations	—	—	—	—	(0.01)	(0.01)
2019 YTD Reported Earnings Per Share, Diluted	$4.85	$0.60	$0.27	$(0.65)	$(0.01)	$5.06

Note: Earnings Per Share amounts are calculated using the consolidated statutory income tax rate for all drivers except for Commercial Renewables, which uses an effective rate. Weighted average diluted shares outstanding increased from 708 million shares to 729 million.

(a)
Electric Utilities and Infrastructure is primarily driven by higher transmission revenues and purchased power true ups (+$0.15) and energy efficiency and grid modernization rider programs (+$0.08) in DEC, DEP and DEI.

(b)
Electric Utilities and Infrastructure includes the net impact of the DEF GBRA, SBRA and multi-year rate plan (+$0.09), the Carolinas rate cases (+$0.10) and DEO and DEK rate cases (+$0.02), which is primarily base rate increases partially offset by higher depreciation and amortization expense. In prior periods, interest expense (-$0.03) and AFUDC equity (-$0.03) were presented separately from rate case impacts, net; for the period presented above, these amounts are included in rate case impacts, net as they are recovered through the DEF GBRA. Gas Utilities and Infrastructure includes the net impact of the NC Piedmont rate case, effective November 1, 2019.

(c)	Includes an income tax adjustment for equity method investments related to prior years.

(d)	Primarily includes new tax equity projects placed in service (+$0.12).

(e)	Excludes rate case impacts.

(f)
Electric Utilities and Infrastructure includes an impairment charge in 2018 related to the Edwardsport settlement at Duke Energy Indiana (+0.03). Other includes higher returns on investments and lower claims at the captive insurer, offset by higher contributions to the Duke Energy Foundation.

December 2019
QUARTERLY HIGHLIGHTS
(Unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
(In millions, except per-share amounts and where noted)	2019	2018	2019	2018
Earnings Per Share – Basic and Diluted
Income from continuing operations available to Duke Energy Corporation common stockholders
Basic and Diluted	$0.89	$0.62	$5.07	$3.73
(Loss) Income from discontinued operations attributable to Duke Energy Corporation common stockholders
Basic and Diluted	$(0.01)	$0.03	$(0.01)	$0.03
Net income available to Duke Energy Corporation common stockholders
Basic and Diluted	$0.88	$0.65	$5.06	$3.76
Weighted average shares outstanding
Basic	730	716	729	708
Diluted	731	716	729	708
INCOME (LOSS) BY BUSINESS SEGMENT
Electric Utilities and Infrastructure(a)	$592	$566	$3,536	$3,058
Gas Utilities and Infrastructure(b)	140	113	432	274
Commercial Renewables	59	13	198	9
Total Reportable Segment Income	791	692	4,166	3,341
Other	(124)	(248)	(452)	(694)
(Loss) Income from Discontinued Operations	(7)	20	(7)	19
Net Income Available to Duke Energy Corporation common stockholders	$660	$464	$3,707	$2,666
CAPITALIZATION
Total Common Equity (%)			44%	43%
Total Debt (%)			56%	57%

Total Debt			$61,261	$57,939
Book Value Per Share			$65.42	$60.29
Actual Shares Outstanding			733	727
CAPITAL AND INVESTMENT EXPENDITURES
Electric Utilities and Infrastructure	$2,171	$2,260	$8,263	$8,082
Gas Utilities and Infrastructure	410	389	1,539	1,156
Commercial Renewables	491	40	1,423	195
Other	19	63	221	263
Total Capital and Investment Expenditures	$3,091	$2,752	$11,446	$9,696

(a)
Includes a reduction of a prior year impairment at Citrus County CC of $11 million (net of tax of $3 million) for the three months ended December 31, 2019 and $36 million (net of tax of $9 million) for the year ended December 31, 2019.

(b)	Includes an other-than-temporary impairment of the remaining investment in Constitution of $25 million (net of tax of $6 million) for the three months and year ended December 31, 2019.

DUKE ENERGY CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In millions, except per-share amounts)

	Years Ended December 31,
	2019	2018	2017
Operating Revenues
Regulated electric	$22,615	$22,097	$21,177
Regulated natural gas	1,759	1,773	1,734
Nonregulated electric and other	705	651	654
Total operating revenues	25,079	24,521	23,565
Operating Expenses
Fuel used in electric generation and purchased power	6,826	6,831	6,350
Cost of natural gas	627	697	632
Operation, maintenance and other	6,066	6,463	5,944
Depreciation and amortization	4,548	4,074	3,527
Property and other taxes	1,307	1,280	1,233
Impairment charges	(8)	402	282
Total operating expenses	19,366	19,747	17,968
(Losses) Gains on Sales of Other Assets and Other, net	(4)	(89)	28
Operating Income	5,709	4,685	5,625
Other Income and Expenses
Equity in earnings of unconsolidated affiliates	162	83	119
Other income and expenses, net	430	399	508
Total other income and expenses	592	482	627
Interest Expense	2,204	2,094	1,986
Income From Continuing Operations Before Income Taxes	4,097	3,073	4,266
Income Tax Expense From Continuing Operations	519	448	1,196
Income From Continuing Operations	3,578	2,625	3,070
(Loss) Income From Discontinued Operations, net of tax	(7)	19	(6)
Net Income	3,571	2,644	3,064
Less: Net (Loss) Income Attributable to Noncontrolling Interests	(177)	(22)	5
Net Income Attributable to Duke Energy Corporation	3,748	2,666	$3,059
Less: Preferred Dividends	41	—	$—
Net Income Available to Duke Energy Corporation Common Stockholders	$3,707	$2,666	$3,059

Earnings Per Share – Basic and Diluted
Income from continuing operations available to Duke Energy Corporation common stockholders
Basic and Diluted	$5.07	$3.73	$4.37
(Loss) Income from discontinued operations attributable to Duke Energy Corporation common stockholders
Basic and Diluted	$(0.01)	$0.03	$(0.01)
Net income available to Duke Energy Corporation common stockholders
Basic and Diluted	$5.06	$3.76	$4.36
Weighted average shares outstanding
Basic and Diluted	729	708	700

DUKE ENERGY CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In millions)	December 31, 2019	December 31, 2018
ASSETS
Current Assets
Cash and cash equivalents	$311	$442
Receivables (net of allowance for doubtful accounts of $22 at 2019 and $16 at 2018)	1,066	962
Receivables of VIEs (net of allowance for doubtful accounts of $54 at 2019 and $55 at 2018)	1,994	2,172
Inventory	3,232	3,084
Regulatory assets (includes $52 at 2019 and 2018 related to VIEs)	1,796	2,005
Other (includes $242 at 2019 and $162 at 2018 related to VIEs)	764	1,049
Total current assets	9,163	9,714
Property, Plant and Equipment
Cost	147,654	134,458
Accumulated depreciation and amortization	(45,773)	(43,126)
Generation facilities to be retired, net	246	362
Net property, plant and equipment	102,127	91,694
Other Noncurrent Assets
Goodwill	19,303	19,303
Regulatory assets (includes $989 at 2019 and $1,041 at 2018 related to VIEs)	13,222	13,617
Nuclear decommissioning trust funds	8,140	6,720
Operating lease right-of-use assets, net	1,658	—
Investments in equity method unconsolidated affiliates	1,936	1,409
Other (includes $110 at 2019 and $261 at 2018 related to VIEs)	3,289	2,935
Total other noncurrent assets	47,548	43,984
Total Assets	$158,838	$145,392
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$3,487	$3,487
Notes payable and commercial paper	3,135	3,410
Taxes accrued	392	577
Interest accrued	565	559
Current maturities of long-term debt (includes $216 at 2019 and $227 at 2018 related to VIEs)	3,141	3,406
Asset retirement obligations	881	919
Regulatory liabilities	784	598
Other	2,367	2,085
Total current liabilities	14,752	15,041
Long-Term Debt (includes $3,996 at 2019 and $3,998 at 2018 related to VIEs)	54,985	51,123
Other Noncurrent Liabilities
Deferred income taxes	8,878	7,806
Asset retirement obligations	12,437	9,548
Regulatory liabilities	15,264	14,834
Operating lease liabilities	1,432	—
Accrued pension and other post-retirement benefit costs	934	988
Investment tax credits	624	568
Other (includes $228 at 2019 and $212 at 2018 related to VIEs)	1,581	1,650
Total other noncurrent liabilities	41,150	35,394
Commitments and Contingencies
Equity
Preferred stock, Series A, $0.001 par value, 40 million depositary shares authorized and outstanding at 2019	973	—
Preferred stock, Series B, $0.001 par value, 1 million shares authorized and outstanding at 2019	989	—
Common stock, $0.001 par value, 2 billion shares authorized; 733 million shares outstanding at 2019 and 727 million shares outstanding at 2018	1	1
Additional paid-in capital	40,881	40,795
Retained earnings	4,108	3,113
Accumulated other comprehensive loss	(130)	(92)
Total Duke Energy Corporation stockholders' equity	46,822	43,817
Noncontrolling interests	1,129	17
Total equity	47,951	43,834
Total Liabilities and Equity	$158,838	$145,392

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Years Ended December 31,
	2019	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$3,571	$2,644	$3,064
Adjustments to reconcile net income to net cash provided by operating activities	4,638	4,542	3,560
Net cash provided by operating activities	8,209	7,186	6,624

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(11,957)	(10,060)	(8,442)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash provided by financing activities	3,730	2,960	1,782

Net (decrease) increase in cash, cash equivalents and restricted cash	(18)	86	(36)
Cash, cash equivalents and restricted cash at beginning of period	591	505	541
Cash, cash equivalents and restricted cash at end of period	$573	$591	$505

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31, 2019
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Commercial Renewables	Other	Eliminations/Adjustments	Duke Energy
Operating Revenues
Regulated electric	$5,450	$—	$—	$—	$(58)	$5,392
Regulated natural gas	—	552	—	—	(24)	528
Nonregulated electric and other	—	3	125	24	31	183
Total operating revenues	5,450	555	125	24	(51)	6,103
Operating Expenses
Fuel used in electric generation and purchased power	1,618	—	—	—	(20)	1,598
Cost of natural gas	—	176	—	—	—	176
Operation, maintenance and other	1,540	121	86	4	(22)	1,729
Depreciation and amortization	1,027	64	45	53	(5)	1,184
Property and other taxes	276	22	5	(6)	(2)	295
Impairment charges	8	—	—	—	—	8
Total operating expenses	4,469	383	136	51	(49)	4,990
Gains (losses) on Sales of Other Assets and Other, net	1	—	(3)	(2)	—	(4)
Operating Income (Loss)	982	172	(14)	(29)	(2)	1,109
Other Income and Expenses
Equity in (losses) earnings of unconsolidated affiliates	(2)	13	—	15	(1)	25
Other income and expenses, net	88	8	2	32	(8)	122
Total Other Income and Expenses	86	21	2	47	(9)	147
Interest Expense	341	31	17	169	(11)	547
Income (Loss) from Continuing Operations Before Income Taxes	727	162	(29)	(151)	—	709
Income Tax Expense (Benefit) from Continuing Operations	135	22	(21)	(41)	—	95
Income (Loss) from Continuing Operations	592	140	(8)	(110)	—	614
Less: Net Loss Attributable to Noncontrolling Interest	—	—	(67)	—	—	(67)
Less: Preferred Dividends	—	—	—	14	—	14
Segment Income/Other Net Loss	$592	$140	$59	$(124)	$—	$667
Loss from Discontinued Operations, net of tax						(7)
Net Income Available to Duke Energy Corporation Common Stockholders						$660

Segment Income/Other Net Loss	$592	$140	$59	$(124)	$—	$667
Special Items	(8)	19	—	—	—	11
Adjusted Earnings(a)	$584	$159	$59	$(124)	$—	$678

(a)	See Reported to Adjusted Earnings Reconciliation for a detailed reconciliation of Segment Income/Other Net Loss to Adjusted Earnings.

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
(Unaudited)

	Years Ended December 31, 2019
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Commercial Renewables	Other	Eliminations/Adjustments	Duke Energy
Operating Revenues
Regulated electric	$22,831	$—	$—	$—	$(216)	$22,615
Regulated natural gas	—	1,854	—	—	(95)	1,759
Nonregulated electric and other	—	12	487	95	111	705
Total operating revenues	22,831	1,866	487	95	(200)	25,079
Operating Expenses
Fuel used in electric generation and purchased power	6,904	—	—	—	(78)	6,826
Cost of natural gas	—	627	—	—	—	627
Operation, maintenance and other	5,497	446	297	(65)	(109)	6,066
Depreciation and amortization	3,951	256	168	178	(5)	4,548
Property and other taxes	1,175	106	23	4	(1)	1,307
Impairment charges	(8)	—	—	—	—	(8)
Total operating expenses	17,519	1,435	488	117	(193)	19,366
Gains (losses) on Sales of Other Assets and Other, net	1	—	(3)	(2)	—	(4)
Operating Income	5,313	431	(4)	(24)	(7)	5,709
Other Income and Expenses
Equity in earnings (losses) of unconsolidated affiliates	9	114	(4)	43	—	162
Other income and expenses, net	344	26	9	102	(51)	430
Total Other Income and Expenses	353	140	5	145	(51)	592
Interest Expense	1,345	117	95	705	(58)	2,204
Income (Loss) from Continuing Operations Before Income Taxes	4,321	454	(94)	(584)	—	4,097
Income Tax Expense (Benefit) from Continuing Operations	785	22	(115)	(173)	—	519
Income (Loss) from Continuing Operations	3,536	432	21	(411)	—	3,578
Less: Net Loss Attributable to Noncontrolling Interest(a)	—	—	(177)	—	—	(177)
Less: Preferred Dividends	—	—	—	41	—	41
Segment Income/Other Net Loss	$3,536	$432	$198	$(452)	$—	$3,714
Loss from Discontinued Operations, net of tax						(7)
Net Income Available to Duke Energy Corporation Common Stockholders						$3,707

Segment Income/Other Net Loss	$3,536	$432	$198	$(452)	$—	$3,714
Special Items	(27)	19	—	—	—	(8)
Adjusted Earnings(b)	$3,509	$451	$198	$(452)	$—	$3,706

(a)	Includes the allocation of losses to noncontrolling members primarily due to new solar tax equity projects being placed in service.

(b)	See Reported to Adjusted Earnings Reconciliation for a detailed reconciliation of Segment Income/Other Net Loss to Adjusted Earnings.

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31, 2018
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Commercial Renewables	Other	Eliminations/Adjustments	Duke Energy
Operating Revenues
Regulated electric	$5,467	$—	$—	$—	$(48)	$5,419
Regulated natural gas	—	577	—	—	(25)	552
Nonregulated electric and other	—	3	130	(12)	23	144
Total operating revenues	5,467	580	130	(12)	(50)	6,115
Operating Expenses
Fuel used in electric generation and purchased power	1,715	—	—	(43)	(22)	1,650
Cost of natural gas	—	237	—	—	—	237
Operation, maintenance and other	1,480	109	95	216	(29)	1,871
Depreciation and amortization	953	63	39	39	1	1,095
Property and other taxes	292	26	6	1	1	326
Impairment charges	63	—	—	—	—	63
Total operating expenses	4,503	435	140	213	(49)	5,242
Losses on Sales of Other Assets and Other, net	(1)	—	(1)	—	—	(2)
Operating Income (Loss)	963	145	(11)	(225)	(1)	871
Other Income and Expenses
Equity in earnings (losses) of unconsolidated affiliates	—	25	(1)	9	1	34
Other income and expenses, net	92	6	2	(17)	(11)	72
Total Other Income and Expenses	92	31	1	(8)	(10)	106
Interest Expense	333	28	22	173	(12)	544
Income (Loss) from Continuing Operations Before Income Taxes	722	148	(32)	(406)	1	433
Income Tax Expense (Benefit) from Continuing Operations	156	35	(35)	(157)	—	(1)
Income (Loss) from Continuing Operations	566	113	3	(249)	1	434
Less: Net (Loss) Income Attributable to Noncontrolling Interest	—	—	(10)	(1)	1	(10)
Segment Income/Other Net Loss	$566	$113	$13	$(248)	$—	$444
Income from Discontinued Operations, net of tax						20
Net Income Attributable to Duke Energy Corporation						$464

Segment Income/Other Net Loss	$566	$113	$13	$(248)	$—	$444
Special Items	62	—	—	99	—	161
Adjusted Earnings(a)	$628	$113	$13	$(149)	$—	$605

(a)	See Reported to Adjusted Earnings Reconciliation for a detailed reconciliation of Segment Income/Other Net Loss to Adjusted Earnings.

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
(Unaudited)

	Years Ended December 31, 2018
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Commercial Renewables	Other	Eliminations/Adjustments	Duke Energy
Operating Revenues
Regulated electric	$22,273	$—	$—	$—	$(176)	$22,097
Regulated natural gas	—	1,871	—	—	(98)	1,773
Nonregulated electric and other	—	10	477	89	75	651
Total operating revenues	22,273	1,881	477	89	(199)	24,521
Operating Expenses
Fuel used in electric generation and purchased power	6,917	—	—	—	(86)	6,831
Cost of natural gas	—	697	—	—	—	697
Operation, maintenance and other	5,631	421	304	214	(107)	6,463
Depreciation and amortization	3,523	245	155	152	(1)	4,074
Property and other taxes	1,134	107	25	14	—	1,280
Impairment charges	309	—	93	—	—	402
Total operating expenses	17,514	1,470	577	380	(194)	19,747
Gains (Losses) on Sales of Other Assets and Other, net	8	—	(1)	(96)	—	(89)
Operating Income (Loss)	4,767	411	(101)	(387)	(5)	4,685
Other Income and Expenses
Equity in earnings (losses) of unconsolidated affiliates	5	27	(1)	52	—	83
Other income and expenses, net	373	20	24	21	(39)	399
Total Other Income and Expenses	378	47	23	73	(39)	482
Interest Expense	1,288	106	88	657	(45)	2,094
Income (Loss) from Continuing Operations Before Income Taxes	3,857	352	(166)	(971)	1	3,073
Income Tax Expense (Benefit) from Continuing Operations	799	78	(147)	(282)	—	448
Income (Loss) from Continuing Operations	3,058	274	(19)	(689)	1	2,625
Less: Net (Loss) Income Attributable to Noncontrolling Interest	—	—	(28)	5	1	(22)
Segment Income/Other Net Loss	$3,058	$274	$9	$(694)	$—	$2,647
Income from Discontinued Operations, net of tax						19
Net Income Attributable to Duke Energy Corporation						$2,666

Segment Income/Other Net Loss	$3,058	$274	$9	$(694)	$—	$2,647
Special Items	272	43	88	289	—	692
Adjusted Earnings(a)	$3,330	$317	$97	$(405)	$—	$3,339

(a)	See Reported to Adjusted Earnings Reconciliation for a detailed reconciliation of Segment Income/Other Net Loss to Adjusted Earnings.

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATING BALANCE SHEETS – ASSETS
(Unaudited)

	December 31, 2019
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Commercial Renewables	Other	Eliminations/ Adjustments	Duke Energy
Current Assets
Cash and cash equivalents	$94	$5	$133	$79	$—	$311
Receivables, net	690	239	109	27	1	1,066
Receivables of variable interest entities, net	1,994	—	—	—	—	1,994
Receivables from affiliated companies	66	16	809	509	(1,400)	—
Notes receivable from affiliated companies	130	—	—	794	(924)	—
Inventory	3,032	111	65	25	(1)	3,232
Regulatory assets	1,607	75	—	114	—	1,796
Other	199	29	208	327	1	764
Total current assets	7,812	475	1,324	1,875	(2,323)	9,163
Property, Plant and Equipment
Cost	127,677	11,788	5,927	2,366	(104)	147,654
Accumulated depreciation and amortization	(40,928)	(2,517)	(1,017)	(1,311)	—	(45,773)
Generation facilities to be retired, net	246	—	—	—	—	246
Net property, plant and equipment	86,995	9,271	4,910	1,055	(104)	102,127
Other Noncurrent Assets
Goodwill	17,379	1,924	—	—	—	19,303
Regulatory assets	12,068	656	—	499	(1)	13,222
Nuclear decommissioning trust funds	8,140	—	—	—	—	8,140
Operating lease right-of-use assets, net	1,237	24	100	296	1	1,658
Investments in equity method unconsolidated affiliates	122	1,388	314	112	—	1,936
Investment in consolidated subsidiaries	339	5	3	62,406	(62,753)	—
Other	2,159	146	181	1,473	(670)	3,289
Total other noncurrent assets	41,444	4,143	598	64,786	(63,423)	47,548
Total Assets	136,251	13,889	6,832	67,716	(65,850)	158,838
Segment reclassifications, intercompany balances and other	(690)	32	(812)	(64,568)	66,038	—
Segment Assets	$135,561	$13,921	$6,020	$3,148	$188	$158,838

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATING BALANCE SHEETS – LIABILITIES AND EQUITY
(Unaudited)

	December 31, 2019
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Commercial Renewables	Other	Eliminations/ Adjustments	Duke Energy
Current Liabilities
Accounts payable	$2,477	$281	$237	$492	$—	$3,487
Accounts payable to affiliated companies	646	4	25	670	(1,345)	—
Notes payable to affiliated companies	302	583	—	53	(938)	—
Notes payable and commercial paper	—	—	174	2,961	—	3,135
Taxes accrued	347	44	426	(426)	1	392
Interest accrued	380	40	2	143	—	565
Current maturities of long-term debt	2,607	26	162	350	(4)	3,141
Asset retirement obligations	881	—	—	—	—	881
Regulatory liabilities	679	105	—	—	—	784
Other	1,702	73	74	559	(41)	2,367
Total current liabilities	10,021	1,156	1,100	4,802	(2,327)	14,752
Long-Term Debt	33,375	3,071	1,541	17,098	(100)	54,985
Long-Term Debt Payable to Affiliated Companies	618	7	46	—	(671)	—
Other Noncurrent Liabilities
Deferred income taxes	10,369	1,082	(653)	(1,920)	—	8,878
Asset retirement obligations	12,253	54	129	—	1	12,437
Regulatory liabilities	13,720	1,517	—	27	—	15,264
Operating lease liabilities	1,109	23	102	198	—	1,432
Accrued pension and other post-retirement benefit costs	605	28	3	298	—	934
Investment tax credits	622	2	—	—	—	624
Other	822	185	478	315	(219)	1,581
Total other noncurrent liabilities	39,500	2,891	59	(1,082)	(218)	41,150
Equity
Total Duke Energy Corporation stockholders' equity	52,737	6,764	2,960	46,895	(62,534)	46,822
Noncontrolling interests	—	—	1,126	3	—	1,129
Total equity	52,737	6,764	4,086	46,898	(62,534)	47,951
Total Liabilities and Equity	136,251	13,889	6,832	67,716	(65,850)	158,838
Segment reclassifications, intercompany balances and other	(690)	32	(812)	(64,568)	66,038	—
Segment Liabilities and Equity	$135,561	$13,921	$6,020	$3,148	$188	$158,838

ELECTRIC UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING SEGMENT INCOME
(Unaudited)

	Three Months Ended December 31, 2019
(In millions)	Duke Energy Carolinas	Duke Energy Progress	Duke Energy Florida	Duke Energy Ohio(a)	Duke Energy Indiana	Eliminations/ Other	Electric Utilities and Infrastructure
Operating Revenues	$1,776	$1,398	$1,244	$357	$715	$(40)	$5,450
Operating Expenses
Fuel used in electric generation and purchased power	433	441	483	95	215	(49)	1,618
Operation, maintenance and other	537	373	303	104	221	2	1,540
Depreciation and amortization	375	288	180	46	132	6	1,027
Property and other taxes	71	45	83	65	14	(2)	276
Impairment charges	6	12	(11)	—	—	1	8
Total operating expenses	1,422	1,159	1,038	310	582	(42)	4,469
Gains on Sales of Other Assets and Other, net	—	—	—	—	—	1	1
Operating Income	354	239	206	47	133	3	982
Other Income and Expenses, net(b)	45	25	9	4	6	(3)	86
Interest Expense	117	74	82	19	45	4	341
Income Before Income Taxes	282	190	133	32	94	(4)	727
Income Tax Expense	57	32	25	2	20	(1)	135
Segment Income	$225	$158	$108	$30	$74	$(3)	$592

(a)	Includes results of the wholly owned subsidiary, Duke Energy Kentucky.

(b)
Includes an equity component of allowance for funds used during construction of $13 million for Duke Energy Carolinas, $16 million for Duke Energy Progress, $2 million for Duke Energy Florida, $2 million for Duke Energy Ohio and $5 million for Duke Energy Indiana.

ELECTRIC UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING SEGMENT INCOME
(Unaudited)

	Years Ended December 31, 2019
(In millions)	Duke Energy Carolinas	Duke Energy Progress	Duke Energy Florida	Duke Energy Ohio(a)	Duke Energy Indiana	Eliminations/ Other	Electric Utilities and Infrastructure
Operating Revenues	$7,395	$5,957	$5,231	$1,456	$3,004	$(212)	$22,831
Operating Expenses
Fuel used in electric generation and purchased power	1,804	2,012	2,012	388	935	(247)	6,904
Operation, maintenance and other	1,843	1,433	1,026	396	784	15	5,497
Depreciation and amortization	1,388	1,143	702	182	525	11	3,951
Property and other taxes	292	176	392	248	69	(2)	1,175
Impairment charges	17	12	(36)	—	—	(1)	(8)
Total operating expenses	5,344	4,776	4,096	1,214	2,313	(224)	17,519
Gains on Sales of Other Assets and Other, net	—	—	—	—	—	1	1
Operating Income	2,051	1,181	1,135	242	691	13	5,313
Other Income and Expenses, net(b)	151	100	48	17	41	(4)	353
Interest Expense	463	306	328	80	156	12	1,345
Income Before Income Taxes	1,739	975	855	179	576	(3)	4,321
Income Tax Expense	316	159	156	20	135	(1)	785
Segment Income	$1,423	$816	$699	$159	$441	$(2)	$3,536

(a)	Includes results of the wholly owned subsidiary, Duke Energy Kentucky.

(b)
Includes an equity component of allowance for funds used during construction of $42 million for Duke Energy Carolinas, $60 million for Duke Energy Progress, $6 million for Duke Energy Florida, $10 million for Duke Energy Ohio and $18 million for Duke Energy Indiana.

ELECTRIC UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING BALANCE SHEETS – ASSETS
(Unaudited)

	December 31, 2019
(In millions)	Duke Energy Carolinas	Duke Energy Progress	Duke Energy Florida	Duke Energy Ohio(a)	Duke Energy Indiana	Eliminations/ Adjustments(b)	Electric Utilities and Infrastructure
Current Assets
Cash and cash equivalents	$18	$22	$17	$12	$25	$—	$94
Receivables, net	324	123	96	86	60	1	690
Receivables of variable interest entities, net	642	489	341	—	—	522	1,994
Receivables from affiliated companies	114	52	—	71	79	(250)	66
Notes receivable from affiliated companies	—	—	173	—	—	(43)	130
Inventory	996	934	489	95	517	1	3,032
Regulatory assets	550	526	419	18	90	4	1,607
Other	21	59	58	6	60	(5)	199
Total current assets	2,665	2,205	1,593	288	831	230	7,812
Property, Plant and Equipment
Cost	48,922	34,603	20,457	6,895	16,305	495	127,677
Accumulated depreciation and amortization	(16,525)	(11,915)	(5,236)	(2,008)	(5,233)	(11)	(40,928)
Generation facilities to be retired, net	—	246	—	—	—	—	246
Net property, plant and equipment	32,397	22,934	15,221	4,887	11,072	484	86,995
Other Noncurrent Assets
Goodwill	—	—	—	596	—	16,783	17,379
Regulatory assets	3,360	4,152	2,194	364	1,082	916	12,068
Nuclear decommissioning trust funds	4,359	3,047	734	—	—	—	8,140
Operating lease right-of-use assets, net	123	387	401	21	57	248	1,237
Investments in equity method unconsolidated affiliates	—	—	—	—	—	122	122
Investment in consolidated subsidiaries	49	14	2	176	1	97	339
Other	1,149	650	311	41	234	(226)	2,159
Total other noncurrent assets	9,040	8,250	3,642	1,198	1,374	17,940	41,444
Total Assets	44,102	33,389	20,456	6,373	13,277	18,654	136,251
Segment reclassifications, intercompany balances and other	(301)	(112)	(156)	(185)	(82)	146	(690)
Reportable Segment Assets	$43,801	$33,277	$20,300	$6,188	$13,195	$18,800	$135,561

(a)	Includes balances of the wholly owned subsidiary, Duke Energy Kentucky.

(b)	Includes the elimination of intercompany balances, purchase accounting adjustments and restricted receivables related to Cinergy Receivables Company.

ELECTRIC UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING BALANCE SHEETS – LIABILITIES AND EQUITY
(Unaudited)

	December 31, 2019
(In millions)	Duke Energy Carolinas	Duke Energy Progress	Duke Energy Florida	Duke Energy Ohio(a)	Duke Energy Indiana	Eliminations/ Adjustments(b)	Electric Utilities and Infrastructure
Current Liabilities
Accounts payable	$954	$629	$474	$217	$201	$2	$2,477
Accounts payable to affiliated companies	210	203	131	13	87	2	646
Notes payable to affiliated companies	29	66	—	205	30	(28)	302
Taxes accrued	47	17	43	189	49	2	347
Interest accrued	115	110	75	23	58	(1)	380
Current maturities of long-term debt	458	1,006	571	(26)	503	95	2,607
Asset retirement obligations	206	485	—	1	189	—	881
Regulatory liabilities	255	236	94	40	55	(1)	679
Other	612	478	416	70	112	14	1,702
Total current liabilities	2,886	3,230	1,804	732	1,284	85	10,021
Long-Term Debt	11,142	7,902	7,416	2,045	3,404	1,466	33,375
Long-Term Debt Payable to Affiliated Companies	300	150	—	18	150	—	618
Other Noncurrent Liabilities
Deferred income taxes	3,968	2,400	2,180	649	1,150	22	10,369
Asset retirement obligations	5,528	5,408	578	41	643	55	12,253
Regulatory liabilities	6,423	4,232	993	392	1,685	(5)	13,720
Operating lease liabilities	102	354	343	21	55	234	1,109
Accrued pension and other post-retirement benefit costs	84	238	218	75	148	(158)	605
Investment tax credits	231	137	87	3	164	—	622
Other	627	93	48	63	18	(27)	822
Total other noncurrent liabilities	16,963	12,862	4,447	1,244	3,863	121	39,500
Equity	12,811	9,245	6,789	2,334	4,576	16,982	52,737
Total Liabilities and Equity	44,102	33,389	20,456	6,373	13,277	18,654	136,251
Segment reclassifications, intercompany balances and other	(301)	(112)	(156)	(185)	(82)	146	(690)
Reportable Segment Liabilities and Equity	$43,801	$33,277	$20,300	$6,188	$13,195	$18,800	$135,561

(a)	Includes balances of the wholly owned subsidiary, Duke Energy Kentucky.

(b)	Includes the elimination of intercompany balances and purchase accounting adjustments.

GAS UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING SEGMENT INCOME
(Unaudited)

	Three Months Ended December 31, 2019
(In millions)	Duke Energy Ohio(a)	Piedmont Natural Gas LDC	Midstream Pipelines and Storage(b)	Eliminations/ Adjustments	Gas Utilities and Infrastructure
Operating Revenues	$130	$425	$—	$—	$555
Operating Expenses
Cost of natural gas	27	148	—	1	176
Operation, maintenance and other	36	84	1	—	121
Depreciation and amortization	20	45	—	(1)	64
Property and other taxes	14	6	—	2	22
Total operating expenses	97	283	1	2	383
Operating Income (Loss)	33	142	(1)	(2)	172
Other Income and Expenses
Equity in earnings of unconsolidated affiliates	—	—	2	11	13
Other income and expenses, net	1	5	—	2	8
Total other income and expenses	1	5	2	13	21
Interest Expense	9	22	—	—	31
Income Before Income Taxes	25	125	1	11	162
Income Tax Expense (Benefit)	5	16	(7)	8	22
Segment Income	$20	$109	$8	$3	$140

(a)	Includes results of the wholly owned subsidiary, Duke Energy Kentucky.

(b)	Includes earnings from investments in ACP, Sabal Trail, Constitution and Cardinal pipelines, as well as Hardy and Pine Needle storage facilities.

GAS UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING SEGMENT INCOME
(Unaudited)

	Years Ended December 31, 2019
(In millions)	Duke Energy Ohio(a)	Piedmont Natural Gas LDC	Midstream Pipelines and Storage(b)	Eliminations/ Adjustments	Gas Utilities and Infrastructure
Operating Revenues	$484	$1,381	$—	$1	$1,866
Operating Expenses
Cost of natural gas	95	532	—	—	627
Operation, maintenance and other	118	323	4	1	446
Depreciation and amortization	83	172	1	—	256
Property and other taxes	60	45	—	1	106
Total operating expenses	356	1,072	5	2	1,435
Operating Income (Loss)	128	309	(5)	(1)	431
Other Income and Expenses
Equity in earnings of unconsolidated affiliates	—	—	103	11	114
Other income and expenses, net	7	18	—	1	26
Total other income and expenses	7	18	103	12	140
Interest Expense	29	87	1	—	117
Income Before Income Taxes	106	240	97	11	454
Income Tax Expense (Benefit)	21	41	(44)	4	22
Segment Income	$85	$199	$141	$7	$432

(a)	Includes results of the wholly owned subsidiary, Duke Energy Kentucky.

(b)	Includes earnings from investments in ACP, Sabal Trail, Constitution and Cardinal pipelines, as well as Hardy and Pine Needle storage facilities.

GAS UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING BALANCE SHEETS – ASSETS
(Unaudited)

	December 31, 2019
(In millions)	Duke Energy Ohio(a)	Piedmont Natural Gas LDC	Midstream Pipelines and Storage	Eliminations/ Adjustments(b)	Gas Utilities and Infrastructure
Current Assets
Cash and cash equivalents	$5	$—	$—	$—	$5
Receivables, net	(2)	241	—	—	239
Receivables from affiliated companies	12	87	—	(83)	16
Inventory	40	72	—	(1)	111
Regulatory assets	2	73	—	—	75
Other	—	27	1	1	29
Total current assets	57	500	1	(83)	475
Property, Plant and Equipment
Cost	3,347	8,441	—	—	11,788
Accumulated depreciation and amortization	(836)	(1,681)	—	—	(2,517)
Net property, plant and equipment	2,511	6,760	—	—	9,271
Other Noncurrent Assets
Goodwill	324	49	—	1,551	1,924
Regulatory assets	214	290	—	152	656
Operating lease right-of-use assets, net	—	24	—	—	24
Investments in equity method unconsolidated affiliates	—	—	1,377	11	1,388
Investment in consolidated subsidiaries	—	—	—	5	5
Other	9	121	16	—	146
Total other noncurrent assets	547	484	1,393	1,719	4,143
Total Assets	3,115	7,744	1,394	1,636	13,889
Segment reclassifications, intercompany balances and other	1	(13)	(11)	55	32
Reportable Segment Assets	$3,116	$7,731	$1,383	$1,691	$13,921

(a)	Includes balances of the wholly owned subsidiary, Duke Energy Kentucky.

(b)	Includes the elimination of intercompany balances and purchase accounting adjustments.

GAS UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING BALANCE SHEETS – LIABILITIES AND EQUITY
(Unaudited)

	December 31, 2019
(In millions)	Duke Energy Ohio(a)	Piedmont Natural Gas LDC	Midstream Pipelines and Storage	Eliminations/ Adjustments(b)	Gas Utilities and Infrastructure
Current Liabilities
Accounts payable	$67	$213	$—	$1	$281
Accounts payable to affiliated companies	—	8	78	(82)	4
Notes payable to affiliated companies	107	476	—	—	583
Taxes accrued	20	20	4	—	44
Interest accrued	7	33	—	—	40
Current maturities of long-term debt	26	—	—	—	26
Regulatory liabilities	24	81	—	—	105
Other	6	68	—	(1)	73
Total current liabilities	257	899	82	(82)	1,156
Long-Term Debt	549	2,384	—	138	3,071
Long-Term Debt Payable to Affiliated Companies	7	—	—	—	7
Other Noncurrent Liabilities
Deferred income taxes	284	693	104	1	1,082
Asset retirement obligations	38	17	—	(1)	54
Regulatory liabilities	372	1,131	—	14	1,517
Operating lease liabilities	—	23	—	—	23
Accrued pension and other post-retirement benefit costs	26	3	—	(1)	28
Investment tax credits	2	—	—	—	2
Other	26	147	11	1	185
Total other noncurrent liabilities	748	2,014	115	14	2,891
Equity	1,554	2,447	1,197	1,566	6,764
Total Liabilities and Equity	3,115	7,744	1,394	1,636	13,889
Segment reclassifications, intercompany balances and other	1	(13)	(11)	55	32
Reportable Segment Liabilities and Equity	$3,116	$7,731	$1,383	$1,691	$13,921

(a)	Includes balances of the wholly owned subsidiary, Duke Energy Kentucky.

(b)	Includes the elimination of intercompany balances and purchase accounting adjustments.

Electric Utilities and Infrastructure
Quarterly Highlights
December 2019

	Three Months Ended December 31,				Years Ended December 31,
	2019	2018	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)	2019	2018	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)
Gigawatt-hour (GWh) Sales(a)
Residential	19,743	20,260	(2.6%)	(0.4%)	86,088	88,309	(2.5%)	(0.4%)
General Service	18,864	18,614	1.3%	(0.9%)	78,192	78,789	(0.8%)	(1.1%)
Industrial	12,384	12,335	0.4%	(2.4%)	50,864	51,773	(1.8%)	(1.5%)
Other Energy Sales	144	145	(0.7%)		580	567	2.3%
Unbilled Sales	(766)	222	(445.0%)	n/a	(455)	(952)	52.2%	n/a
Total Retail Sales	50,369	51,576	(2.3%)	(1.1)%	215,269	218,486	(1.5%)	(0.9%)
Wholesale and Other	9,996	11,018	(9.3%)		41,795	44,242	(5.5%)
Total Consolidated Electric Sales – Electric Utilities and Infrastructure	60,365	62,594	(3.6%)		257,064	262,728	(2.2%)

Average Number of Customers (Electric)
Residential	6,779,122	6,676,442	1.5%		6,740,566	6,634,854	1.6%
General Service	995,165	986,617	0.9%		991,955	983,352	0.9%
Industrial	17,315	17,496	(1.0%)		17,335	17,531	(1.1%)
Other Energy Sales	30,788	28,410	8.4%		29,656	25,185	17.8%
Total Retail Customers	7,822,390	7,708,965	1.5%		7,779,512	7,660,922	1.5%
Wholesale and Other	43	54	(20.4%)		48	55	(12.7%)
Total Average Number of Customers – Electric Utilities and Infrastructure	7,822,433	7,709,019	1.5%		7,779,560	7,660,977	1.5%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	12,187	15,725	(22.5%)		55,900	67,518	(17.2%)
Nuclear	18,250	17,586	3.8%		73,948	72,262	2.3%
Hydro	479	1,025	(53.3%)		2,551	3,284	(22.3%)
Oil and Natural Gas	17,132	17,192	(0.3%)		75,398	72,827	3.5%
Renewable Energy	135	84	60.7%		654	448	46.0%
Total Generation(d)	48,183	51,612	(6.6%)		208,451	216,339	(3.6%)
Purchased Power and Net Interchange(e)	15,691	14,421	8.8%		61,976	61,199	1.3%
Total Sources of Energy	63,874	66,033	(3.3%)		270,427	277,538	(2.6%)
Less: Line Loss and Other	3,509	3,439	2.0%		13,363	14,810	(9.8%)
Total GWh Sources	60,365	62,594	(3.6%)		257,064	262,728	(2.2%)

Owned Megawatt (MW) Capacity(c)
Summer					51,144	50,867
Winter					54,853	54,562
Nuclear Capacity Factor (%)(f)					95	93

(a)
Except as indicated in footnote (b), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.

(b)	Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).

(c)	Statistics reflect Duke Energy's ownership share of jointly owned stations.

(d)	Generation by source is reported net of auxiliary power.

(e)	Purchased power includes renewable energy purchases.

(f)	Statistics reflect 100% of jointly owned stations.

Duke Energy Carolinas
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
December 2019

	Three Months Ended December 31,				Years Ended December 31,
	2019	2018	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)	2019	2018	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)
GWh Sales(a)
Residential	6,486	6,597	(1.7%)		28,861	29,717	(2.9%)
General Service	7,089	6,697	5.9%		29,628	29,656	(0.1%)
Industrial	5,174	4,898	5.6%		21,300	21,720	(1.9%)
Other Energy Sales	79	80	(1.3%)		320	306	4.6%
Unbilled Sales	(46)	786	(105.9%)		(215)	(366)	41.3%
Total Retail Sales	18,782	19,058	(1.4%)	0.7%	79,894	81,033	(1.4%)	(0.6%)
Wholesale and Other	2,119	2,716	(22.0%)		10,026	11,247	(10.9%)
Total Consolidated Electric Sales – Duke Energy Carolinas	20,901	21,774	(4.0%)		89,920	92,280	(2.6%)

Average Number of Customers
Residential	2,275,136	2,232,204	1.9%		2,260,939	2,215,198	2.1%
General Service	363,479	359,385	1.1%		362,174	357,880	1.2%
Industrial	6,120	6,168	(0.8%)		6,123	6,176	(0.9%)
Other Energy Sales	22,668	20,407	11.1%		21,581	17,193	25.5%
Total Retail Customers	2,667,403	2,618,164	1.9%		2,650,817	2,596,447	2.1%
Wholesale and Other	19	23	(17.4%)		19	23	(17.4%)
Total Average Number of Customers – Duke Energy Carolinas	2,667,422	2,618,187	1.9%		2,650,836	2,596,470	2.1%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	4,511	3,939	14.5%		20,927	22,654	(7.6%)
Nuclear	11,097	10,703	3.7%		45,244	44,771	1.1%
Hydro	291	772	(62.3%)		1,714	2,348	(27.0%)
Oil and Natural Gas	3,109	4,020	(22.7%)		15,694	16,193	(3.1%)
Renewable Energy	35	31	12.9%		158	160	(1.3%)
Total Generation(d)	19,043	19,465	(2.2%)		83,737	86,126	(2.8%)
Purchased Power and Net Interchange(e)	3,058	3,634	(15.9%)		11,088	11,113	(0.2%)
Total Sources of Energy	22,101	23,099	(4.3%)		94,825	97,239	(2.5%)
Less: Line Loss and Other	1,200	1,325	(9.4%)		4,905	4,959	(1.1%)
Total GWh Sources	20,901	21,774	(4.0%)		89,920	92,280	(2.6%)

Owned MW Capacity(c)
Summer					20,192	20,209
Winter					21,127	21,137
Nuclear Capacity Factor (%)(f)					97	95

Heating and Cooling Degree Days
Actual
Heating Degree Days	1,143	1,333	(14.3%)		2,873	3,262	(11.9%)
Cooling Degree Days	94	115	(18.3%)		1,935	1,899	1.9%

Variance from Normal
Heating Degree Days	(8.9%)	5.9%			(10.5%)	0.7%
Cooling Degree Days	161.5%	243.9%			27.1%	24.7%

(a)
Except as indicated in footnote (b), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.

(b)	Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).

(c)	Statistics reflect Duke Energy's ownership share of jointly owned stations.

(d)	Generation by source is reported net of auxiliary power.

(e)	Purchased power includes renewable energy purchases.

(f)	Statistics reflect 100% of jointly owned stations.

Duke Energy Progress
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
December 2019

	Three Months Ended December 31,				Years Ended December 31,
	2019	2018	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)	2019	2018	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)
GWh Sales(a)
Residential	4,070	4,234	(3.9%)		18,177	18,940	(4.0%)
General Service	3,644	3,697	(1.4%)		15,452	15,702	(1.6%)
Industrial	2,516	2,585	(2.7%)		10,534	10,475	0.6%
Other Energy Sales	19	19	—%		77	77	—%
Unbilled Sales	(60)	(55)	(9.1%)		(50)	(367)	86.4%
Total Retail Sales	10,189	10,480	(2.8%)	(0.9%)	44,190	44,827	(1.4%)	(0.8%)
Wholesale and Other	6,095	6,104	(0.1%)		24,166	24,504	(1.4%)
Total Consolidated Electric Sales – Duke Energy Progress	16,284	16,584	(1.8%)		68,356	69,331	(1.4%)

Average Number of Customers
Residential	1,356,540	1,337,723	1.4%		1,348,989	1,330,795	1.4%
General Service	237,210	235,384	0.8%		236,549	234,719	0.8%
Industrial	4,011	4,069	(1.4%)		4,026	4,064	(0.9%)
Other Energy Sales	1,417	1,419	(0.1%)		1,416	1,434	(1.3%)
Total Retail Customers	1,599,178	1,578,595	1.3%		1,590,980	1,571,012	1.3%
Wholesale and Other	9	14	(35.7%)		12	14	(14.3%)
Total Average Number of Customers – Duke Energy Progress	1,599,187	1,578,609	1.3%		1,590,992	1,571,026	1.3%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	2,070	1,844	12.3%		9,554	8,604	11.0%
Nuclear	7,153	6,883	3.9%		28,704	27,491	4.4%
Hydro	130	216	(39.8%)		673	806	(16.5%)
Oil and Natural Gas	5,524	5,820	(5.1%)		21,349	24,002	(11.1%)
Renewable Energy	51	44	15.9%		253	235	7.7%
Total Generation(d)	14,928	14,807	0.8%		60,533	61,138	(1.0%)
Purchased Power and Net Interchange(e)	1,995	2,365	(15.6%)		9,973	10,835	(8.0%)
Total Sources of Energy	16,923	17,172	(1.5%)		70,506	71,973	(2.0%)
Less: Line Loss and Other	639	588	8.7%		2,150	2,642	(18.6%)
Total GWh Sources	16,284	16,584	(1.8%)		68,356	69,331	(1.4%)

Owned MW Capacity(c)
Summer					12,994	12,747
Winter					14,175	13,913
Nuclear Capacity Factor (%)(f)					92	89

Heating and Cooling Degree Days
Actual
Heating Degree Days	1,000	1,128	(11.3%)		2,600	2,933	(11.4%)
Cooling Degree Days	118	143	(17.5%)		2,072	2,079	(0.3%)

Variance from Normal
Heating Degree Days	(11.6%)	(0.7%)			(11.3%)	(0.6%)
Cooling Degree Days	109.7%	161.2%			24.4%	25.9%

(a)
Except as indicated in footnote (b), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.

(b)	Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).

(c)	Statistics reflect Duke Energy's ownership share of jointly owned stations.

(d)	Generation by source is reported net of auxiliary power.

(e)	Purchased power includes renewable energy purchases.

(f)	Statistics reflect 100% of jointly owned stations.

Duke Energy Florida
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
December 2019

	Three Months Ended December 31,				Years Ended December 31,
	2019	2018	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)	2019	2018	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)
GWh Sales(a)
Residential	4,943	5,149	(4.0%)		20,775	20,636	0.7%
General Service	3,835	3,908	(1.9%)		15,425	15,378	0.3%
Industrial	760	755	0.7%		2,963	3,107	(4.6%)
Other Energy Sales	6	6	—%		24	24	—%
Unbilled Sales	(452)	(585)	22.7%		(84)	30	(380.0%)
Total Retail Sales	9,092	9,233	(1.5%)	(2.5%)	39,103	39,175	(0.2%)	(1.0%)
Wholesale and Other	613	528	16.1%		3,070	2,384	28.8%
Total Electric Sales – Duke Energy Florida	9,705	9,761	(0.6%)		42,173	41,559	1.5%

Average Number of Customers
Residential	1,633,362	1,607,774	1.6%		1,624,629	1,598,178	1.7%
General Service	203,626	201,685	1.0%		203,104	200,934	1.1%
Industrial	2,013	2,060	(2.3%)		2,025	2,080	(2.6%)
Other Energy Sales	1,492	1,505	(0.9%)		1,499	1,510	(0.7%)
Total Retail Customers	1,840,493	1,813,024	1.5%		1,831,257	1,802,702	1.6%
Wholesale and Other	10	11	(9.1%)		12	12	—%
Total Average Number of Customers – Duke Energy Florida	1,840,503	1,813,035	1.5%		1,831,269	1,802,714	1.6%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	1,249	1,983	(37.0%)		4,300	8,422	(48.9%)
Oil and Natural Gas	7,570	6,801	11.3%		35,218	28,777	22.4%
Renewable Energy	44	4	1,000.0%		215	25	760.0%
Total Generation(d)	8,863	8,788	0.9%		39,733	37,224	6.7%
Purchased Power and Net Interchange(e)	1,171	1,358	(13.8%)		4,833	6,743	(28.3%)
Total Sources of Energy	10,034	10,146	(1.1%)		44,566	43,967	1.4%
Less: Line Loss and Other	329	385	(14.5%)		2,393	2,408	(0.6%)
Total GWh Sources	9,705	9,761	(0.6%)		42,173	41,559	1.5%

Owned MW Capacity(c)
Summer					10,259	10,229
Winter					11,347	11,325

Heating and Cooling Degree Days
Actual
Heating Degree Days	105	192	(45.3%)		376	577	(34.8%)
Cooling Degree Days	674	612	10.1%		3,622	3,445	5.1%

Variance from Normal
Heating Degree Days	(46.8%)	(2.9%)			(34.8%)	(1.8%)
Cooling Degree Days	43.0%	31.6%			13.5%	8.5%

(a)
Except as indicated in footnote (b), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.

(b)	Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).

(c)	Statistics reflect Duke Energy's ownership share of jointly owned stations.

(d)	Generation by source is reported net of auxiliary power.

(e)	Purchased power includes renewable energy purchases.

Duke Energy Ohio
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
December 2019

	Three Months Ended December 31,				Years Ended December 31,
	2019	2018	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)	2019	2018	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)
GWh Sales(a)
Residential	2,084	2,104	(1.0%)		9,005	9,367	(3.9%)
General Service	2,308	2,302	0.3%		9,461	9,645	(1.9%)
Industrial	1,403	1,465	(4.2%)		5,721	5,844	(2.1%)
Other Energy Sales	27	27	—%		108	108	—%
Unbilled Sales	(127)	18	(805.6%)		(49)	(143)	65.7%
Total Retail Sales	5,695	5,916	(3.7%)	(2.8%)	24,246	24,821	(2.3%)	(1.1%)
Wholesale and Other	75	230	(67.4%)		483	508	(4.9%)
Total Electric Sales – Duke Energy Ohio	5,770	6,146	(6.1%)		24,729	25,329	(2.4%)

Average Number of Customers
Residential	775,532	768,871	0.9%		772,065	766,381	0.7%
General Service	88,872	88,465	0.5%		88,409	88,280	0.1%
Industrial	2,480	2,482	(0.1%)		2,469	2,490	(0.8%)
Other Energy Sales	3,420	3,357	1.9%		3,399	3,340	1.8%
Total Retail Customers	870,304	863,175	0.8%		866,342	860,491	0.7%
Wholesale and Other	1	1	—%		1	1	—%
Total Average Number of Customers – Duke Energy Ohio	870,305	863,176	0.8%		866,343	860,492	0.7%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	398	983	(59.5%)		3,166	2,793	13.4%
Oil and Natural Gas	5	3	66.7%		138	116	19.0%
Total Generation(d)	403	986	(59.1%)		3,304	2,909	13.6%
Purchased Power and Net Interchange(e)	6,401	5,669	12.9%		24,141	25,137	(4.0%)
Total Sources of Energy	6,804	6,655	2.2%		27,445	28,046	(2.1%)
Less: Line Loss and Other	1,034	509	103.1%		2,716	2,717	—%
Total GWh Sources	5,770	6,146	(6.1%)		24,729	25,329	(2.4%)

Owned MW Capacity(c)
Summer					1,076	1,076
Winter					1,164	1,164

Heating and Cooling Degree Days
Actual
Heating Degree Days	1,766	1,916	(7.8%)		4,684	5,011	(6.5%)
Cooling Degree Days	49	93	(47.3%)		1,408	1,546	(8.9%)

Variance from Normal
Heating Degree Days	(4.1%)	4.0%			(4.5%)	1.8%
Cooling Degree Days	172.2%	449.1%			28.0%	40.0%

(a)
Except as indicated in footnote (b), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.

(b)	Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).

(c)	Statistics reflect Duke Energy's ownership share of jointly owned stations.

(d)	Generation by source is reported net of auxiliary power.

(e)	Purchased power includes renewable energy purchases.

Duke Energy Indiana
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
December 2019

	Three Months Ended December 31,				Years Ended December 31,
	2019	2018	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)	2019	2018	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)
GWh Sales(a)
Residential	2,160	2,176	(0.7%)		9,270	9,649	(3.9%)
General Service	1,988	2,010	(1.1%)		8,226	8,408	(2.2%)
Industrial	2,531	2,632	(3.8%)		10,346	10,627	(2.6%)
Other Energy Sales	13	13	—%		51	52	(1.9%)
Unbilled Sales	(81)	58	(239.7%)		(57)	(106)	(46.2%)
Total Retail Sales	6,611	6,889	(4.0%)	(2.8%)	27,836	28,630	(2.8%)	(1.6%)
Wholesale and Other	1,094	1,440	(24.0%)		4,050	5,599	(27.7%)
Total Electric Sales – Duke Energy Indiana	7,705	8,329	(7.5%)		31,886	34,229	(6.8%)

Average Number of Customers
Residential	738,552	729,870	1.2%		733,944	724,302	1.3%
General Service	101,978	101,698	0.3%		101,719	101,539	0.2%
Industrial	2,691	2,717	(1.0%)		2,692	2,721	(1.1%)
Other Energy Sales	1,791	1,722	4.0%		1,761	1,708	3.1%
Total Retail Customers	845,012	836,007	1.1%		840,116	830,270	1.2%
Wholesale and Other	4	5	(20.0%)		4	5	(20.0%)
Total Average Number of Customers – Duke Energy Indiana	845,016	836,012	1.1%		840,120	830,275	1.2%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	3,959	6,976	(43.2%)		17,953	25,045	(28.3%)
Hydro	58	37	56.8%		164	130	26.2%
Oil and Natural Gas	924	548	68.6%		2,999	3,739	(19.8%)
Renewable Energy	5	5	—%		28	28	—%
Total Generation(d)	4,946	7,566	(34.6%)		21,144	28,942	(26.9%)
Purchased Power and Net Interchange(e)	3,066	1,395	119.8%		11,941	7,371	62.0%
Total Sources of Energy	8,012	8,961	(10.6%)		33,085	36,313	(8.9%)
Less: Line Loss and Other	307	632	(51.4%)		1,199	2,084	(42.5%)
Total GWh Sources	7,705	8,329	(7.5%)		31,886	34,229	(6.8%)

Owned MW Capacity(c)
Summer					6,623	6,606
Winter					7,040	7,023

Heating and Cooling Degree Days
Actual
Heating Degree Days	1,991	2,090	(4.7%)		5,349	5,505	(2.8%)
Cooling Degree Days	37	83	(55.4%)		1,261	1,540	(18.1%)

Variance from Normal
Heating Degree Days	1.0%	6.1%			1.2%	4.0%
Cooling Degree Days	135.9%	433.6%			15.0%	40.6%

(a)
Except as indicated in footnote (b), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.

(b)	Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).

(c)	Statistics reflect Duke Energy's ownership share of jointly owned stations.

(d)	Generation by source is reported net of auxiliary power.

(e)	Purchased power includes renewable energy purchases.

Gas Utilities and Infrastructure
Quarterly Highlights
December 2019

	Three Months Ended December 31,			Years Ended December 31,
	2019	2018	% Inc. (Dec.)	2019	2018	% Inc. (Dec.)
Total Sales
Piedmont Natural Gas Local Distribution Company (LDC) throughput (dekatherms)(a)	133,517,816	150,000,599	(11.0%)	511,243,774	557,145,128	(8.2%)
Duke Energy Midwest LDC throughput (Mcf)	26,747,349	28,492,975	(6.1%)	89,025,972	90,604,833	(1.7%)

Average Number of Customers – Piedmont Natural Gas
Residential	980,623	965,368	1.6%	979,210	964,924	1.5%
Commercial	103,827	102,931	0.9%	103,991	103,516	0.5%
Industrial	976	967	0.9%	972	963	0.9%
Power Generation	17	17	—%	16	17	(5.9%)
Total Average Number of Gas Customers – Piedmont Natural Gas	1,085,443	1,069,283	1.5%	1,084,189	1,069,420	1.4%

Average Number of Customers – Duke Energy Midwest
Residential	491,566	487,780	0.8%	489,942	486,042	0.8%
General Service	43,651	43,575	0.2%	43,350	43,276	0.2%
Industrial	1,591	1,604	(0.8%)	1,578	1,589	(0.7%)
Other	133	135	(1.5%)	135	137	(1.5%)
Total Average Number of Gas Customers – Duke Energy Midwest	536,941	533,094	0.7%	535,005	531,044	0.7%

(a)
Piedmont has a margin decoupling mechanism in North Carolina, weather normalization mechanisms in South Carolina and Tennessee and fixed price contracts with most power generation customers that significantly eliminate the impact of throughput changes on earnings. Duke Energy Ohio's rate design also serves to offset this impact.

Commercial Renewables
Quarterly Highlights
December 2019

	Three Months Ended December 31,			Years Ended December 31,
	2019	2018	% Inc. (Dec.)	2019	2018	% Inc. (Dec.)
Renewable Plant Production, GWh	2,046	1,974	3.6%	8,574	8,522	0.6%
Net Proportional MW Capacity in Operation(a)	n/a	n/a		3,485	2,991	16.5%

(a)    Includes 100% tax equity project capacity.